                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                            HANMI FINANCIAL CORPORATION
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          HANMI FINANCIAL CORPORATION
                            3660 WILSHIRE BOULEVARD
                              PENTHOUSE SUITE "A"
                         LOS ANGELES, CALIFORNIA 90010

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

    The 2001 Annual Meeting of Stockholders of HANMI FINANCIAL CORPORATION (the "Company") will be held at the Sheraton Universal Hotel, located at 333 Universal Terrace Parkway Universal City, California, on Wednesday, April 18, 2001, beginning at 10:30 A.M. local time, for the following purposes:

    1. To elect three nominees to serve as directors of the Company for three-year terms and until respective successors shall be elected and qualified; and

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Our agenda for the Annual Meeting will also include an overview of the Company's business operations and recent performance results of Hanmi Financial Corporation.

    The Board of Directors has fixed the close of business on March 1, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    You are cordially invited to attend the Annual Meeting. However, you must be a stockholder of record at the close of business on March 1, 2001 to vote at the meeting. Regardless of whether or not you will attend, please vote by signing, dating and returning the enclosed proxy card.

                                          By Order of the Board of Directors
                                          /s/ Chung Hoon Youk
                                          Chung Hoon Youk
                                          President and Chief Executive Officer

Los Angeles, California
March 26, 2001

                          HANMI FINANCIAL CORPORATION

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 18, 2001

                            ------------------------

    This Proxy Statement is furnished to the stockholders of Hanmi Financial Corporation (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the Sheraton Universal Hotel located at 333 Universal Terrace Parkway, Universal City, California, on Wednesday, April 18, 2001, beginning at 10:30 A.M. local time, and at any adjournment thereof.

RECORD DATE; SOLICITATION OF PROXIES

    The close of business on March 1, 2001 has been selected as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Each holder of common stock is entitled to one vote per share of such stock held. At that date, there were approximately 7,443,589 outstanding shares of the Company's common stock entitled to vote at the annual meeting.

    In addition to soliciting proxies by mail, officers, directors and employees of the Company, without receiving any additional compensation, may solicit proxies by telephone, fax, in person or by other means. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of the Company's common stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company will pay all expenses related to the solicitation of proxies.

    The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of the Company's common stock entitled to vote at the Annual Meeting. Shares voted in a matter are treated as being present for purposes of establishing a quorum. Abstentions and broker nonvotes will be counted for determining a quorum, but will not be counted for purposes of determining the number of votes cast "FOR" or "AGAINST" any matter. If no directions are given, the shares represented by the proxies will be voted in FOR the election of the nominees for director. The named proxies may vote in their discretion upon such matters as may properly come before the meeting.

REVOCABILITY OF PROXIES

    Any holder of the Company's common stock may revoke a proxy at any time before it is voted by filing with the secretary of the Company an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person. Any such filing should be made to the attention of the Secretary, Hanmi Financial Corporation, Penthouse Suite "A", 3660 Wilshire Boulevard, Los Angeles, California 90010. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

    The Company intends to cause this Proxy Statement to be mailed to stockholders on or about March 26, 2001.

         BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following tables set forth information pertaining to beneficial ownership (as defined below) of the Company's common stock, by (i) persons known to the Company to own more than five percent of the outstanding shares of the Company's common stock, (ii) each director and nominee for election, (iii) each Named Executive Officer of the Company, and (iv) all directors and executive officers of the Company as a group. The information contained herein has been obtained from the Company's records and from information furnished to the Company by each individual or entity. Management knows of no person who own, beneficially or of record, either individually or with associates, more than five percent of the Company's common stock, except as set forth below.

    The number of shares "beneficially owned" by a given stockholder are determined under Securities and Exchange Commission Rules, and the designation of ownership set forth below is not necessarily indicative of ownership for any other purpose. In general, the beneficial ownership as set forth below includes shares over which a director, director nominee, principal stockholder or executive officer has sole or shared voting or investment power and certain shares which such person has a vested right to acquire, under the stock options or otherwise, within 60 days of the date hereof. Except as otherwise indicated the address for each of the following persons is the Company's address. The following information is as of March 1, 2001.

                                                              COMMON STOCK
                                                           BENEFICIARY OWNED
                                                         ----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                      NUMBER     PERCENTAGE
------------------------------------                     ---------   ----------
Eung Kyun Ahn(1)(2)....................................    254,512       3.37%
  Director
I Joon Ahn(1)(2).......................................    296,521       3.93%
  Director
Stuart S. Ahn(1)(2)....................................    111,478       1.48%
  Director
Jung Chan Chang(3).....................................      9,916       0.13%
  Senior Vice President and Chief Retail Lending
    Officer
George S. Chey(1)......................................     82,108       1.09%
  Director
Yong Ku Choe(4)........................................     45,097       0.60%
  Sr. Vice President and Chief Financial Officer
Wun Hwa Choi(5)........................................      9,468       0.13%
  Sr. Vice President and Chief Commercial
    Lending Officer
Ki Tae Hong(1)(2)......................................     84,271       1.12%
  Director
David Kim(8)...........................................      2,863       0.04%
  Sr. Vice President and Chief Credit Administration
    Officer
Joon H. Lee(1).........................................    597,906       7.92%
  Director
Richard B. C. Lee(1)(6)................................    227,447       3.01%
  Director
Chang Kyu Park(1)(2)...................................    288,516       3.82%
  Director
Joseph K. Rho(1)(2)....................................    304,410       4.03%
  Chairman of the Board

                                                              COMMON STOCK
                                                           BENEFICIARY OWNED
                                                         ----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                      NUMBER     PERCENTAGE
------------------------------------                     ---------   ----------
Won R. Yoon(1)(2)......................................    416,665       5.52%
  Director
Chung Hoon Youk(7).....................................     37,670       0.50%
  President and Chief Executive Officer and Director
John H. Ahn(9).........................................    549,551       7.38%
All directors and executive officers...................  2,768,848      36.67%
  as a group (15 in number)

------------------------

(1) Includes 4,312 shares issuable upon exercise of options issued under the Company's 2000 Stock Option Plan at an exercise price of $12.48.

(2) Shares beneficial ownership with his spouse.

(3) Includes 9,670 shares issuable upon the exercise of options issued under the Company's 2000 Stock Option Plan at an exercise price of $11.45.

(4) Includes 9,670 shares issuable upon exercise of options issued under the Company's 2000 Stock Option Plan at an exercise price of $11.45.

(5) Includes 9,275 shares issuable upon exercise of options issued under the Company's 2000 Stock Option Plan at an exercise price of $11.45 (4,835 shares) and $14.86 (4,440) shares.

(6) Includes 10,832 shares held in the names of his children under the Uniform Trust for Minor Act over which he exercises sole investment power.

(7) Includes 31,870 shares issuable upon exercise of options issued under the Company's 2000 Stock Option Plan at exercise price of $13.29 (22,200 shares) and $11.45 (9,670 shares).

(8) Includes 2,686 shares issuable upon exercise of options issued under the Company's 2000 Stock Option Plan at an exercise price of $11.45.

(9) Mr. Ahn's address is 8592 Los Coyotes Dr., Buena Park, CA 90621.

                             ELECTION OF DIRECTORS

    The Company's Bylaws provide for a Board of Directors consisting of no less than nine and no more than fifteen members, the exact number within this range being determined by the Board of Directors. The Board of Directors has set the number of directors at eleven. The Board of Directors is classified into three classes with each director serving a three-year term. George S. Chey, Ki Tae Hong and Chung Hoon Youk are serving terms that expire at the Annual Meeting of Stockholders to be held in 2001. Eung Kyun Ahn, Stuart S. Ahn, Richard B.C. Lee and Chang Kyu Park are serving terms that will expire at the Annual Meeting of Stockholders to be held in 2002. I Joon Ahn, Joon H. Lee, Joseph K. Rho and Won R.Yoon are serving terms that expire at the Annual Meeting of Stockholders to be held in 2003. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Company officers are elected annually by the Board of Directors and serve at the Board's discretion.

    The Board of Directors has nominated George S. Chey, Ki Tae Hong and Chung Hoon Youk for reelection to the Board of Directors for three-year terms that will expire at the Annual Meeting of Stockholders to be held in the year 2004. The nominees have indicated their willingness to serve and, unless otherwise instructed, proxies will be voted for the election of such nominees unless instructions are given on the proxy to withhold authority to vote for them.

    Nominations for the election of directors, other than by the Board of Directors, must be made by a stockholder entitled to vote for the election of directors by giving timely written notice to the secretary of the Company at the Company's principal offices in compliance with the Company's Bylaws. Such notice must be received not less than 60 calendar days nor more than 90 calendar days prior to the Annual Meeting; provided that, if in the event that notice or prior public disclosure of the date of the Annual Meeting is given or made to the stockholders for a meeting date that is not within 30 days before or after the anniversary of the immediately preceding Annual Meeting of Stockholders, notice by the stockholder will be timely if received not later than the close of business on the tenth calendar day following the day on which such notice was mailed or such public disclosure was made, whichever occurs first. Such stockholder's notice must be in writing and must set forth as to each proposed nominee all information relating to such person that is required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934 ("Exchange Act") including, but not limited to, such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected. Such stockholder notice must also set forth the name and address, as they appear on the Company's books, of the nominating stockholder, the class and number of shares of Common Stock beneficially owned by such stockholder, a description of all arrangements or understandings between the stockholder and each proposed nominee and any other information required to be disclosed in solicitations of proxies pursuant to Regulation 14A of the Exchange Act.

    The following table sets forth certain information with respect to the nominees for director and the other directors of the Company. Each of the following was elected initially to the Company's Board in connection with the reorganization of Hanmi Bank into a wholly owned subsidiary of the Company in June 2000.

                                                                   PRINCIPAL OCCUPATION
NAME AND POSITION                              AGE                  FOR PAST FIVE YEARS
-----------------                            --------   -------------------------------------------
Eung Kyun Ahn .............................     65      President, Ahn's Music Inc., a musical
  Director                                              instrument dealer
I Joon Ahn ................................     61      President, Ace Fashion Co., a garment
  Director                                              manufacturing company
Stuart S. Ahn .............................     55      Architect and Principal of Ko-Am Co. Inc.,
  Director                                              an architectural and construction firm
George S. Chey ............................     71      Chairman, Pan International Realty, Inc., a
  Director                                              real estate brokerage and management firm

                                                                   PRINCIPAL OCCUPATION
NAME AND POSITION                              AGE                  FOR PAST FIVE YEARS
-----------------                            --------   -------------------------------------------
Ki Tae Hong ...............................     56      President, Pacom International, Inc.,
  Director                                              international trade of computer-related
                                                        products
Joon H. Lee ...............................     57      President, Bacco, a real estate investment
  Director                                              and development company
Richard B. C. Lee .........................     42      President, B C Textiles, Inc., an
  Director                                              international trading co.
Chang Kyu Park ............................     59      Pharmacist and Principal of Olympia
  Director                                              Pharmacy
Joseph K. Rho .............................     60      President, Olympic Golf School and Range,
  Chairman of the Board                                 golf school and range
Won R. Yoon ...............................     65      Chief Surgeon, Olympic Western Medical
  Director                                              Group
Chung Hoon Youk ...........................     52      President and Chief Executive Officer Hanmi
  Director                                              Bank

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. All of the members of the Audit and Compensation Committees are directors independent of management who are not and never have been officers or employees of the Company.

    The Audit Committee recommends to the Board of Directors a firm of independent certified public accountants to conduct the annual audit of the Company's books and records. The Audit Committee also reviews with such accounting firm the scope and results of the annual audit, the performance by such accountants of professional services in addition to those related to the annual audit and the adequacy of the Company's internal controls. The members of the Audit Committee are Stuart S. Ahn, Ki Tae Hong, Joon H. Lee, Richard B.C. Lee, Chang K. Park, Joseph K. Rho and Won R. Yoon. After the reorganization of the Company in June 2000, the Audit Committee held 3 meetings in fiscal 2000. See "Report of the Audit Committee of the Board of Directors."

    The Compensation Committee reviews and recommends to the Board of Directors the levels of compensation for the Company's executive officers and approves and administrates the Company's incentive compensation programs, including but not limited to the Company's 2000 Stock Option Plan. The members of the Compensation Committee are Eung K. Ahn, I Joon Ahn, George S. Chey, Joseph K.Rho, Won R.Yoon, and Chung H. Youk. After the reorganization of the Company in June 2000, the Compensation Committee held 1 meeting in fiscal 2000. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation."

MEETINGS, ATTENDANCE AND FEES

    During fiscal 2000, the Board of Directors held 12 meetings. No member of the Board attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which he served.

    Each director who is not an employee of the Company were paid for attendance at board meetings at the rate of $1,500 for each regular board meeting attended and $500 for each special meeting and committee meeting attended thereafter up to a maximum of $2,500 per month. In addition, the Chairman of the Board received an additional $500 each month.

    Directors also participate under the Company's 2000 Stock Option Plan. Nonemployee directors were granted an aggregate of 250,000 options under the Plan in 2000 at an average exercise price of $14.25.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

    As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation limits the personal liability of a director of the Company for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for
(a) any breach of the director's duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the Delaware General Corporation Law, or (d) any transaction from which the director derived an improper personal benefit.

COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16 OF THE EXCHANGE ACT

    Under Section 16(a) of the Exchange Act, the Company's directors, executive officers and any persons holding ten percent or more of the Company's Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of such report. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during fiscal 2000, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No directors other than those identified above served as members of the Compensation Committee during the last completed fiscal year. No member of that Committee was an officer or employee of the Company or any of its subsidiaries during the year. None of the Named Executive Officers have served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

EXECUTIVE COMPENSATION

    The following table shows the compensation paid by the Company during the last two fiscal years to the Company's chief executive officer and the Company's four most highly compensated executive officers ("Named Executive Officers") at December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                    ANNUAL                                          COMPENSATION
                                                 COMPENSATION                                          AWARDS
                                             --------------------                                   ------------
                                              FISCAL                              OTHER ANNUAL         STOCK
NAME & PRINCIPAL POSITION                      YEAR     SALARY($)   BONUS($)   COMPENSATION($)(1)    OPTIONS #
-------------------------                    --------   ---------   --------   ------------------   ------------
Chung Hoon Youk............................    2000     $201,667    $16,667          $ 3,525               --
  President and Chief Executive                1999     $120,483    $19,643          $ 2,488           30,000
  Officer
Jung Chan Chang............................    2000     $108,144    $20,312          $10,800               --
  Sr. Vice President and Chief                 1999     $104,784    $21,521          $10,800               --
  Retail Lending Officer
Yong Ku Choe...............................    2000     $112,476    $24,006          $   855               --
  Sr. Vice President and Chief                 1999     $110,916    $21,892          $ 1,005               --
  Financial Officer
Wun Hwa Choi...............................    2000     $ 92,776    $21,141          $ 8,400               --
  Sr. Vice President and Chief                 1999     $ 80,766    $ 9,563          $ 8,400           10,000
  Commercial Lending Officer
David Kim..................................    2000     $ 83,464    $19,709          $ 8,400               --
  Sr. Vice President and Chief
  Credit Administration Officer

--------------------------

(1) The Company furnishes and plans to continue furnishing to certain officers the use of company-owned automobiles which are used primarily for the Company's business purposes. The Company has provided and plans to continue to provide certain officers with certain specified life and medical insurance benefits. Since the portions of the automobile expenses, insurance premiums attributable to personal use, and other perquisites did not exceed the lower of $50,000 or ten percent (10%) of the total annual salary reported in the table per individual, such amounts have not been included in the foregoing figures.

EMPLOYMENT AGREEMENTS

    Hanmi Bank entered into a three (3) year employment agreement with Chung Hoon Youk effective November 1, 1999. Under the terms of the agreement, Mr. Youk serves as President and Chief Executive Officer of Hanmi Bank at a base annual salary of $200,000. In addition, Mr. Youk receives an annual bonus equal to four percent (4%) of Hanmi Bank's profit before taxes which profits exceed a 20% return on the beginning primary capital for that year. The total bonus, however, may not exceed 50% of his annual salary. Mr. Youk also participates in accident, health and life insurance benefits provided for all employees as well as an additional term life insurance policy in the amount of $150,000. Either Mr. Youk or Hanmi Bank may terminate the employment agreement without cause at any time. If Hanmi Bank terminates the agreement without cause, upon such termination, Hanmi Bank must pay Mr. Youk his base salary, excluding any bonuses, for a period of six (6) months or for the remaining duration of the term of the agreement, whichever is less. Hanmi Bank must also compensate
Mr. Youk for all accrued and unused vacation leave at this then current daily salary rate. If Mr. Youk terminates the agreement without cause, his base salary and bonus will immediately terminate on the date the agreement is terminated.

STOCK OPTION PLAN

    In 2000, the Company's Board of Directors adopted the Hanmi Financial Year 2000 Stock Option Plan ("2000 Stock Option Plan") which was approved by stockholders in May 2000. The purpose of the 2000 Stock Option Plan is to enable the Company to attract, retain and motivate officers, directors, and employees by providing for or increasing their proprietary interests in the Company and, in the case of non-employee directors, to attract such directors and further align their interests with those of the Company's stockholders by providing or increasing their proprietary interests in the Company.

    In 1992, the Board of Directors and stockholders of Hanmi Bank adopted the Hanmi Bank 1992 Stock Option Plan in 1992 (the "1992 Plan"). Pursuant to the 1992 Plan, officers, directors and employees of Hanmi Bank were eligible to receive shares of Hanmi Bank common stock upon the exercise of options granted under the plan. After the reorganization of Hanmi Bank was completed, all obligations of the Company under the 1992 Plan became obligations of Hanmi Financial on the same terms and conditions, with the exception that the terms of options and the common stock issued upon the exercise of the options will be in accordance with the 2000 Stock Option Plan.

    The maximum number of shares of the Company's common stock that may be issued pursuant to options granted under the 2000 Plan is 977,399 (subject to adjustment to prevent dilution). As of the date of this proxy statement, 505,411 shares of Hanmi Financial common stock were subject to options under the 2000 Plan.

    During the year ended December 31, 2000 no new options were granted to any of the Named Executive Officers. No options were exercised by any of the Named Executive Officers during the year ended December 31, 2000.

OPTIONS OUTSTANDING AS OF THE END OF THE YEAR

    The following table sets forth certain information regarding stock options held as of December 31, 2000 by each of the Named Executive Officers.

                                                               FISCAL YEAR-END OPTION VALUE
                                                 ---------------------------------------------------------
                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                         OPTIONS AT               IN-THE-MONEY OPTIONS
                                                    DECEMBER 31, 2000(#)         DECEMBER 31, 2000($)(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Chung Hoon Youk................................     22,200         11,100        $71,262        $35,631
Chung Hoon Youk................................      9,670          2,417        $48,834        $12,206
Jung Chan Chang................................      9,670          2,417        $48,834        $12,206
Yong Ku Choe...................................      9,670          2,417        $48,834        $12,206
Wun Hwa Choe...................................      4,440          6,660        $ 7,282        $10,922
Wun Hwa Choe...................................      4,835          1,208        $24,417        $ 6,100
David Kim......................................      2,686            671        $13,564        $ 6,389

------------------------

(1) Calculated by determining the difference between the exercise price of such option and the fair market value of the Company's common stock at December 31, 2000, multiplied by the total number of shares subject to the option.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Some of the Company's directors and executive officers and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Hanmi Bank in the ordinary course of Hanmi Bank's business, and Hanmi Bank expects to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend included in such transactions were made in the ordinary course of business, in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of repayment or presented other unfavorable features. The total amount of indebtedness owed to Hanmi Bank by the principal officers and current directors of Hanmi Bank (including associated companies) as of December 31, 2000 was approximately $7 million.

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The report of the Compensation Committee shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

OVERVIEW AND PHILOSOPHY

    The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's and Hanmi Bank's executive compensation policies. In addition, the Committee, pursuant to authority delegated by the Board, determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company and Hanmi Bank. The Committee is also responsible for setting and administering the policies which govern the Hanmi Financial 2000 Employee Stock Option Plan ("2000 Stock Option Plan").

    There are two key elements in the Company's and Hanmi Bank's executive compensation program, all determined by individual and corporate performance:

    - Annual base salary;

    - Annual bonus program; and

    - Long-term incentive compensation.

    The Company's executive compensation program is designed to enable it to attract, retain and motivate the highest quality of management talent available. Furthermore, the Committee believes that the value of the program should reflect, in large part, the value created for stockholders. The key objectives of the program are as follows:

    - To offer fair and competitive annual base salaries consistent with similarly situated companies in the banking industry;

    - To reward executives for corporate and individual performance through annual incentive bonus programs; and

    - To encourage future performance through the use of long-term incentives such as stock options that align the interests of employees and stockholders.

ANNUAL BASE SALARIES

    Annually, the Committee establishes the base salaries to be paid to the executive officers of the Company and Hanmi Bank during the coming year, subject to the approval of the Board of Directors. In setting base salaries, the Committee takes into account several factors including, but not limited to, the executive's experience, responsibilities, management abilities and job performance, as well as the performance of the Company as a whole and current market conditions.

BONUS PROGRAM

    The Committee on an annual basis reviews the performance of the executive officers of the Company and Hanmi Bank to determine whether the performance should be rewarded with a discretionary cash bonus.

LONG-TERM INCENTIVE COMPENSATION

    The Committee believes that employee stock ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Stock options will only have value if the Company's stock price increases. Stock options utilize vesting periods to encourage key employees to continue in the employ of the Company.

    The 2000 Stock Option Plan authorizes the Committee to award stock options to employees at exercise prices, vesting schedules and on other terms established by the Committee.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Compensation for the Chief Executive Officer, Mr. Youk, was made in accordance with a three (3) year employment agreement with Chung Hoon Youk effective November 1, 1999. Under the agreement Mr. Youk earns a base salary of $200,000. In addition, Mr. Youk receives an annual bonus equal to four percent (4%) Hanmi Bank's profit before taxes for profits that exceed a 20% return on the beginning primary capital for that year. The total bonus may not exceed 50% of his annual salary. The Chief Executive Officer received stock options as set forth in the Summary Compensation Table. No new options were granted in 2000 to Mr. Youk. All of the options granted have an exercise price equal to the fair market value on the date of grant. The Committee believes the terms of Mr. Youk contract are commensurate with the compensation paid to Chief Executive Officers of banks of similar size and markets.

POLICY WITH RESPECT TO SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1987, as amended (the "Code"), generally limits the corporate deduction for compensation paid to executive officers named in the Proxy Statement to $1,000,000, unless the compensation qualifies as "performance based" and has been approved in advance by a vote of its stockholders. Neither the Company nor Hanmi Bank is currently compensating any named executive officers at levels that would cause this limitation on corporate tax deductions to apply and has no current plans to do so. The Compensation Committee has accordingly not adopted a formal policy concerning the application of the Section 162(m) limitation on tax deductions. The Compensation Committee will continue to monitor the applicability of
Section 162(m). The Compensation Committee will, if it appears that any named executive officer will likely be approaching the $1,000,000 compensation limitation in the near future, review whether such payments should be structured so as to qualify as deductible performance-based compensation.

                                          Compensation Committee
                                          Eung K. Ahn
                                          I Joon Ahn
                                          George S. Chey
                                          Joseph K. Rho
                                          Won R. Yoon

PRICE PERFORMANCE GRAPH

    Set forth below is a graph comparing stockholder return on the Company's common stock valued on the market price of common stock with the cumulative total returns for companies on an indexed basis of a $100 investment in the Company's common stock, the Nasdaq Composite-Registered Trademark- (US) Index and the S & P Financial. Periods prior to June 2000 represent trading in the common stock of Hanmi Bank prior to the reorganization of the Company into a bank holding company. The Company's common stock was accepted for listing on Nasdaq on January 29, 2001.

            COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTMENT
AMONG THE COMPANY, NASDAQ COMPOSITE-REGISTERED TRADEMARK- (US) INDEX, AND S & P
                                FINANCIALS INDEX

                               COMPARATIVE RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Total Returns
Date

        HANMI   NASDAQ COMOSITE INDEX  S& P FINANCIALS
Jun-96       0                      0                0
Jul-96    4.55                   -8.8            -2.03
Aug-96    7.58                  -3.64             1.27
Sep-96   27.27                   3.59             8.18
Oct-96   39.39                   3.15            16.27
Nov-96   39.39                   9.17            27.45
Dec-96   45.45                   9.06            22.84
Jan-97   57.58                  16.58            32.99
Feb-97   59.09                  10.61             38.2
Mar-97   79.95                   3.26             28.4
Apr-97   86.68                   6.61            37.63
May-97  108.55                  19.49            44.05
Jun-97  135.45                  22.08            52.04
Jul-97  132.09                  34.97            70.18
Aug-97  132.09                  34.45            57.49
Sep-97  142.18                  42.82             70.2
Oct-97  169.09                  35.06            66.68
Nov-97  153.95                   35.7            73.25
Dec-97  142.18                  33.22            81.93
Jan-98  148.91                  37.41            76.77
Feb-98  145.55                  50.28             93.4
Mar-98  200.64                  55.89           104.41
Apr-98  202.48                  58.72            107.8
May-98  229.97                  51.16           102.78
Jun-98  189.64                  61.06           111.27
Jul-98  173.14                   59.2            111.3
Aug-98  134.65                  27.53            62.61
Sep-98  119.98                  44.14            65.89
Oct-98   97.97                  50.77            85.95
Nov-98  116.32                  65.99            98.66
Dec-98   94.32                  86.76           102.73
Jan-99  112.65                 113.45           106.98
Feb-99  119.98                  94.95           109.71
Mar-99  121.82                 109.81           117.74
Apr-99  125.87                  116.8           132.56
May-99  125.87                 110.69           119.64
Jun-99  156.39                 129.15           128.73
Jul-99  170.63                 125.14           114.54
Aug-99  170.63                 133.79           104.67
Sep-99  176.74                 134.43            93.87
Oct-99  148.25                 153.28           125.82
Nov-99  140.11                 184.91           115.05
Dec-99  144.18                  247.6            110.8
Jan-00  123.83                 236.61           103.97
Feb-00  132.64                 301.27            82.13
Mar-00  116.83                 290.75           115.58
Apr-00  122.48                 229.93           108.94
May-00  146.19                 190.69           123.06
Jun-00  147.32                 239.05           109.78
Jul-00  148.45                 222.06           131.38
Aug-00  155.23                 259.67           153.31
Sep-00  150.71                 214.11           159.45
Oct-00     162                 188.21           158.68
Nov-00  156.36                 122.26           143.77
Dec-00  198.14                 111.42           165.79
1-Jan   243.32                 137.31           165.07
1-Feb   243.32                  84.21           147.68

                            INDEPENDENT ACCOUNTANTS

    The firm of Deloitte & Touche, LLP ("Deloitte") served as the Company's independent accountants for the year ended December 31, 2000. This firm has advised the Company that it has no direct or indirect financial interest in the Company. Representatives of this firm are expected to be present at the Annual Meeting of Stockholders, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from stockholders.

AUDIT FEES

    The aggregate fees billed by Deloitte for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $94,055.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

    The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $115,209, which includes fees related to the preparation of the Company's Registration Statement on Form S-4 filed with Securities and Exchange Commission for the Company's reorganization. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Board of Directors maintains an Audit Committee comprised of seven of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD
Rule 4200(a)(15).

    The Audit Committee oversees the Company's financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board of Directors has adopted a written Charter of the Audit Committee, a copy of which is attached as an Appendix A hereto.

    The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

    The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          The Audit Committee
                                          Stuart S. Ahn
                                          Ki Tae Hong
                                          Joon H. Lee
                                          Richard B.C. Lee
                                          Chang K. Park
                                          Joseph K. Rho
                                          Won R. Yoon

                                 OTHER MATTERS

    The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting of Stockholders. If, however, other business shall properly come before the meeting, the persons named in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interests of the Company.

               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    Any stockholder proposal intended to be included in the Company's Proxy Statement for the 2002 Annual Meeting of Stockholders must be received by the Company for inclusion in the Proxy Statement and form of proxy for that meeting no later than November 26, 2001. Under the Company's Bylaws any other stockholder proposal to be presented at the Annual Meeting must be submitted in writing to the Company's secretary at the Company's principal offices no later than February 17, 2002 and no earlier than January 18, 2002.

                           AVAILABILITY OF FORM 10-K

    THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF THAT STOCKHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE ADDRESSED TO: YONG KU CHOE, CHIEF FINANCIAL OFFICER AT HANMI FINANCIAL CORPORATION, 3660 WILSHIRE BOULEVARD, SUITE PH-A, LOS ANGELES, CA 90010.

                                          By Order of the Board of Directors
                                          /s/ Chung Hoon Youk
                                          Chung Hoon Youk
                                          President and Chief Executive Officer

                                  "APPENDIX A"
                            AUDIT COMMITTEE CHARTER

OBJECTIVE

    The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board.

COMMITTEE DUTIES AND RESPONSIBILITIES

    The general recurring duties of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

    a) Recommending to the Board the independent auditors to be retained or nominated for approval to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

    b) Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

    c) Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

    d) Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matter required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

    e)  Reviewing the annual management letter with the independent auditors.

    f)  Reviewing and approving audit fees.

    g) Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission stating the Committee has reviewed and discussed financial statements with management and the independent auditor.

    h) Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and the rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

    i) Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

    j) Overseeing internal audit activities, including discussing with management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, results, budgets and staffing.

    k)  Reviewing the internal audit charter.

    l) Discussing with management, the internal auditors and independent auditors the quality and the adequacy of and compliance with the Company's internal controls.

    m) Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements and any material reports or inquiries from regulatory or governmental agencies.

    The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

COMMITTEE MEMBERSHIP

    (1) The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment.

    (2) Each Committee member shall also meet the independence and financial literacy requirements for servicing on audit committees, and at least one member shall have accounting or related financial management expertise, all set forth in the applicable rules of the governing agent.

    (3) The Committee shall maintain free and open communication with independent auditors, the internal auditors, and Company management.

    (4) In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel.

    (5) The Committee may retain outside counsel, auditors or other advisors.

    One of the members of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the internal audit manager.

    (1) The Committee shall meet at least quarterly, or more frequently as the Committee considers necessary.

    (2) At least once each year the Committee shall have a private meeting with the independent auditors, management and the internal auditors.

                          HANMI FINANCIAL CORPORATION

PROXY

    Solicited on behalf of the Board of Directors of Hanmi Financial Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on April 18, 2001, at 10:30 A.M. at 333 Universal Terrace Parkway, Universal City, California.

    The undersigned hereby appoints David Kim and Richard B.C. Lee, or either one of them, as Proxies, with the full power of substitution, to vote all shares of Common Stock of the company held of record by the undersigned on March 1, 2001 at the Meeting or at any adjournments thereof, on the items set forth below and in their discretion upon such other business as may properly come before the Meeting.

    The Board of Directors recommends a vote in favor of the nominees listed in
Item 1.

1.   ELECTION OF DIRECTORS  FOR all nominees listed below                       WITHHOLD AUTHORITY
                            (EXCEPT AS MARKED TO THE CONTRARY BELOW) / /        TO VOTE FOR ALL NOMINEES LISTED BELOW / /

                  George S. Chey, Ki Tae Hong, Chung Hoon Youk

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

--------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                          (CONTINUED ON REVERSE SIDE)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1. ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED. RECEIPT OF THE PROXY STATEMENT DATED MARCH 26, 2001 IS ACKNOWLEDGED.

    Please mark, sign, date and return this Proxy in the accompanying prepaid envelope.

                                              Dated ______________________, 2001

                                              __________________________________

                                              __________________________________
                                                   Signature of Shareholder

                                              (Please sign exactly as name
                                              appears hereon. If signing as an
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such, and if signing
                                              for a corporation, give your
                                              title. When shares are in the
                                              names of more than one person,
                                              each should sign.)